EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated June 10, 1997, accompanying the financial statements of Solovision Optical Inc. and Sorrento Eyewear, Inc. included in the Form 8-K/A of Ocean Optique Distributors, Inc. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ocean Optique Distributors, Inc. on Form S-3 (File No. 33-98678).

                                        /s/ RACHLIN COHEN & HOLTZ
                                            RACHLIN COHEN & HOLTZ

Miami, Florida
September 12, 1997